Exhibit 3.2
Amended and Restated Certificate of Incorporation
of Abercrombie & Fitch Co.
reflecting amendments through June 16, 2011
[This document represents the Amended and Restated Certificate of Incorporation of
Abercrombie & Fitch Co. in compiled form, incorporating all amendments. This compiled document has not been filed with the Delaware Secretary of State.]

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
ABERCROMBIE & FITCH CO.
* * * * *
Abercrombie & Fitch Co. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby amend the Certificate of Incorporation of the Corporation, which was originally filed on June 26, 1996, under the name Abercrombie & Fitch, Inc.
FIRST. The name of the Corporation is:
ABERCROMBIE & FITCH CO.
SECOND. The address of the registered office of the Corporation in the State of Delaware is Corporation Service Company, 1013 Centre Road, City of Wilmington, County of New Castle, Delaware 19805. The name of its registered agent at such address is Corporation Service Company.
NOTE: On June 24, 1997, the Corporation filed a “Certificate of Change of Registered Agent and Registered Office” with the Delaware Secretary of State in order to evidence that the registered office of the Corporation in the State of Delaware was changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle and that The Corporation Trust Company was appointed the registered agent of the Corporation at the address of its registered office.
THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (“Delaware Law”).
FOURTH.
Section 1. Capital Stock. (a) The total number of shares of stock which the Corporation shall have authority to issue is 315,000,000, consisting of 300,000,000 shares of Common Stock, par value $.01 per share (the “Common Stock”), and 15,000,000 shares of Preferred Stock, par value $.01 per share (the “Preferred Stock”). The Common Stock of the Corporation shall be all of one class, and shall be divided into two classes, consisting of Class A Common Stock and Class B Common Stock. The Preferred Stock may be issued in one or more series having such designations as may be fixed by the Board of Directors.
(b) The Board of Directors is expressly authorized to provide for the issue of all or any shares of the Common Stock and the Preferred Stock, to determine the number of shares of each class and to fix for each class of Common Stock and for any series of Preferred Stock such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors or a duly authorized committee thereof providing for the issue of such series and as may be permitted by Delaware Law.

(c) The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of a majority of the Common Stock of the Corporation irrespective of the provisions of Section 242(b)(2) of Delaware Law.
Section 2. Common Stock. (a) Issuance and Consideration. Any unissued or treasury shares of the Common Stock may be issued for such consideration as may be fixed in accordance with applicable law from time to time by the Board of Directors.
(b) Dividends. Subject to the rights of holders of the Preferred Stock, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property, or in shares of stock and the holders of the Preferred Stock shall not be entitled to participate in any such dividends (unless otherwise provided by the Board of Directors in any resolution providing for the issue of a series of Preferred Stock).
(c) Number of Shares. Of the 300,000,000 shares of Common Stock of the Corporation, 150,000,000 shares are initially designated as shares of Class A Common Stock and 150,000,000 shares are initially designated as shares of Class B Common Stock. The number of shares designated as Class A Common Stock or Class B Common Stock may be increased or decreased from time to time by a resolution or resolutions adopted by the Board of Directors or any duly authorized committee thereof and in accordance with paragraph (d)(5)(E) below without the consent of the holders of any outstanding shares of Common Stock or Preferred Stock.
(d) Powers, Preference, Etc. The following is a statement of the powers, preferences, and relative participating, optional or other special rights and qualifications, limitations and restrictions of the Class A Common Stock and Class B Common Stock of the Corporation:
(1) Except as otherwise set forth below in this ARTICLE FOURTH, the powers, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions of the Class A Common Stock and Class B Common Stock shall be identical in all respects.
(2) Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Amended and Restated Certificate of Incorporation, holders of Class A Common Stock and Class B Common Stock shall be entitled to receive such dividends and other distributions in cash, stock of any corporation (other than Common Stock of the Corporation) or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in all such dividends and other distributions. In the case of dividends or other distributions payable in Common Stock, including distributions pursuant to stock splits or divisions of Common Stock of the Corporation, only shares of Class A Common Stock shall be paid or distributed with respect to Class A Common Stock and only shares of Class B Common Stock shall be paid or distributed with respect to Class B Common Stock. The number of shares of Class A Common Stock and Class B Common Stock so distributed shall be equal in number on a per share basis. Neither the shares of Class A Common Stock nor the shares of Class B Common Stock may be reclassified, subdivided or combined unless such reclassification, subdivision or combination occurs simultaneously and in the same proportion for each class.

(3)(A) At every meeting of the stockholders of the Corporation every holder of Class A Common Stock shall be entitled to one vote in person or by proxy for each share of Class A Common Stock standing in his or her name on the transfer books of the Corporation, and every holder of Class B Common Stock shall be entitled to three votes in person or by proxy for each share of Class B Common Stock standing in his or her name on the transfer books of the Corporation in connection with the election of directors and all other matters submitted to a vote of stockholders; provided, however, that with respect to any proposed conversion of the shares of Class B Common Stock into shares of Class A Common Stock pursuant to paragraph (d)(5)(B), every holder of a share of Common Stock, irrespective of class, shall have one vote in person or by proxy for each share of Common Stock standing in his or her name on the transfer books of the Corporation. Except as may be otherwise required by law or by this ARTICLE FOURTH, the holders of Class A Common Stock and Class B Common Stock shall vote together as a single class, subject to any voting rights which may be granted to holders of Preferred Stock, on all matters submitted to a vote of the holders of Common Stock.
(B) Every reference in this Amended and Restated Certificate of Incorporation to a majority or other proportion of shares of Common Stock, Class A Common Stock or Class B Common Stock, shall refer to such majority or other proportion of the votes to which such shares of Common Stock, Class A Common Stock or Class B Common Stock are entitled.
(4) In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment in full of the amounts required to be paid to the holders of Preferred Stock, the remaining assets and funds of the Corporation shall be distributed pro rata to the holders of Class A Common Stock and Class B Common Stock. For the purposes of this paragraph (d)(4), the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation with one or more other corporations (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

(5)(A) Prior to the earliest to occur of the date on which shares of Class B Common Stock are issued to stockholders of The Limited, Inc. or its successors (“The Limited”) in a Tax-Free Spin-Off (as defined in paragraph (d)(5)(B)) and the date on which the number of shares of Class B Common Stock outstanding is less than 60% of the aggregate number of shares of Common Stock outstanding and a Tax-Free Spin-Off has not occurred, each share of Class B Common Stock is convertible at the option of the holder thereof into one share of Class A Common Stock. At the time of a voluntary conversion, the holder of shares of Class B Common Stock shall deliver to the office of the Corporation or any transfer agent for the Class B Common Stock (i) the certificate or certificates representing the shares of Class B Common Stock to be converted, duly endorsed in blank or accompanied by proper instruments of transfer, and (ii) written notice to the Corporation stating that such holder elects to convert such share or shares and stating the name and address in which each certificate for shares of Class A Common Stock issued upon such conversion is to be issued. To the extent permitted by law and subject to the taking of any necessary action or making any filing contemplated by paragraph (d)(5)(E), such voluntary conversion shall be deemed to have been effected at the close of business on the date when such delivery is made to the Corporation or such transfer agent of the shares to be converted, and the person exercising such voluntary conversion shall be deemed to be the holder of record of the number of shares of Class A Common Stock issuable upon such conversion at such time. The Corporation shall promptly deliver certificates evidencing the appropriate number of shares of Class A Common Stock to such person.
(B) Each share of Class B Common Stock shall automatically convert into one share of Class A Common Stock upon the transfer of such share if, after such transfer, such share is not beneficially owned by The Limited, unless such transfer is effected in connection with a transfer of Class B Common Stock to stockholders of The Limited as a dividend intended to be on a tax-free basis under the Internal Revenue Code of 1986, as amended from time to time (the “Code”), (a “Tax-Free Spin-Off”). For purposes of this paragraph (d)(5), the term “beneficially owned” with respect to shares of Class B Common Stock means ownership by a person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise controls the voting power (which includes the power to vote or to direct the voting of) of such Class B Common Stock. In the event of a Tax-Free Spin-Off, shares of Class B Common Stock shall automatically convert into shares of Class A Common Stock on the fifth anniversary of the date on which shares of Class B Common Stock are first transferred to stockholders of The Limited in a Tax-Free Spin-Off unless, prior to such Tax-Free Spin-Off, The Limited delivers to the Corporation an opinion of The Limited’s counsel (which counsel shall be reasonably satisfactory to the Corporation) to the effect that such conversion would preclude The Limited from obtaining a favorable ruling from the Internal Revenue Service that the distribution would be a Tax-Free Spin-Off under the Code. If such an opinion is received, approval of such conversion shall be submitted to a vote of the holders of the Common Stock as soon as practicable after the fifth anniversary of the Tax-Free Spin-Off unless The Limited delivers to the Corporation an opinion of The Limited’s counsel (which counsel shall be reasonably satisfactory to the Corporation) prior to such anniversary to the effect that such vote would adversely affect the status of the Tax-Free Spin-Off. At the meeting of stockholders called for such purpose, every holder of Common Stock shall be entitled to one vote in person or by proxy for each share of Common Stock standing in his or her name on the transfer books of the Corporation. Approval of such conversion shall require the approval of a majority of the votes entitled to be cast by the holders of the Class A Common Stock and Class B Common Stock present and voting, voting together as a single class, and the holders of the Class B Common Stock shall not be entitled to a separate class vote. Such conversion shall be effective on the date on which such approval is given at a meeting of stockholders called for such purpose.

Each share of Class B Common Stock shall automatically convert into one share of Class A Common Stock on the date on which the number of shares of Class B Common Stock outstanding is less than 60% of the aggregate number of shares of Common Stock outstanding and a Tax-Free Spin-Off has not occurred.
The Corporation shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock and its issued Common Stock held in its treasury for the purpose of effecting any conversion of the Class B Common Stock pursuant to this paragraph (d)(5)(B), the full number of shares of Class A Common Stock then deliverable upon any such conversion of all outstanding shares of Class B Common Stock.
The Corporation will provide notice of any automatic conversion of shares of Class B Common Stock to holders of record of the Common Stock not less than 30 nor more than 60 days prior to the date fixed for such conversion; provided, however, that if the timing or nature of the effectiveness of an automatic conversion makes it impracticable to provide at least 30 days’ notice, the Corporation shall provide such notice as soon as practicable. Such notice shall be provided by mailing notice of such conversion first class postage prepaid, to each holder of record of the Common Stock, at such holder’s address as it appears on the transfer books of the Corporation; provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the automatic conversion of any shares of Class B Common Stock. Each such notice shall state, as appropriate, the following:
(i) the automatic conversion date;
(ii) the number of outstanding shares of Class B Common Stock that are to be converted automatically;
(iii) the place or places where certificates for such shares are to be surrendered for conversion; and
(iv) that no dividends will be declared on the shares of Class B Common Stock converted after such conversion date.
Immediately upon such conversion, the rights of the holders of shares of Class B Common Stock as such shall cease and such holders shall be treated for all purposes as having become the record owners of the shares of Class A Common Stock issuable upon such conversion; provided, however, that such persons shall be entitled to receive when paid any dividends declared on the Class B Common Stock as of a record date preceding the time of such conversion and unpaid as of the time of such conversion.

As promptly as practicable after the time of conversion, upon the delivery to the Corporation of certificates formerly representing shares of Class B Common Stock, the Corporation shall deliver or cause to be delivered, to or upon the written order of the record holder of the surrendered certificates formerly representing shares of Class B Common Stock, a certificate or certificates representing the number of fully paid and nonassessable shares of Class A Common Stock into which the shares of Class B Common Stock formerly represented by such certificates have been converted in accordance with the provisions of this paragraph (d)(5)(B).
(C) Subject to the provisions of this paragraph (d)(5)(C), from and after the date on which shares of Class B Common Stock are transferred to the stockholders of The Limited in a Tax-Free Spin-Off, (i) each share of Class A Common Stock shall be convertible at the option of the holder thereof into one share of Class B Common Stock on the date on which any person (other than The Limited or any of its consolidated subsidiaries) or any group of persons (other than a group composed of The Limited and/or one or more of its consolidated subsidiaries) agreeing to act together for the purpose of acquiring, holding, voting or disposing of shares of Class B Common Stock, shall make an offer, which the Board of Directors determines in its sole discretion to be “bona fide”, to holders of Class B Common Stock to purchase 5% or more of the issued and outstanding shares of such Class B Common Stock for cash or a combination of cash and other securities or property and (ii) each share of Class B Common Stock shall be convertible at the option of the holder thereof into one share of Class A Common Stock on the date on which any person (other than The Limited or any of its consolidated subsidiaries) or any group of persons (other than a group composed of The Limited and/or one or more of its consolidated subsidiaries) agreeing to act together for the purpose of acquiring, holding, voting or disposing of shares of Class A Common Stock, shall make an offer, which the Board of Directors determines in its sole discretion to be “bona fide”, to holders of Class A Common Stock to purchase 5% or more of the issued and outstanding shares of Class A Common Stock for cash or a combination of cash and other securities or property. The Corporation will provide notice in writing to all holders of Common Stock of any offer referred to in the foregoing clauses (i) and (ii). Such notice shall be provided by mailing notice of such offer, first class postage prepaid, to each holder of the class of Common Stock then entitled to be converted, at such holder’s address as it appears on the transfer books of the Corporation. The Common Stock shall be convertible under this paragraph (d)(5)(C) as long as such offer shall remain in effect and shall not be terminated, rescinded or completed, as determined by the Board of Directors in its sole discretion. Notwithstanding the foregoing, each share of Common Stock converted into a share of the other class of Common Stock pursuant to this paragraph (d)(5)(C) and not purchased pursuant to such offer prior to the termination, rescission or completion thereof, as determined by the Board of Directors in its sole discretion, shall automatically be reconverted into a share of Common Stock of the class from which it was converted pursuant to this paragraph (d)(5)(C) upon the earliest to occur of the termination, rescission or completion of such offer, as so determined by the Board of Directors.

Any conversion pursuant to this paragraph (d)(5)(C) may be effected at the office of the Corporation or any transfer agent for the Common Stock and at such other place or places, if any, as the Board of Directors may designate. Upon conversion pursuant to this paragraph (d)(5)(C), the Corporation shall make no payment or adjustment on account of dividends accrued or in arrears on Common Stock surrendered for conversion or on account of any dividends on Common Stock issuable on such conversion. Before any holder of Common Stock shall be entitled to convert the same into any other class of stock pursuant to this paragraph (d)(5)(C), such holder shall surrender the certificate or certificates for such Common Stock at the office of said transfer agent (or other place as provided above). Such certificate(s), if the Corporation shall so request, shall be duly endorsed to the Corporation or in blank or accompanied by proper instruments of transfer to the Corporation or in blank (such endorsements or instruments of transfer to be in form satisfactory to the Corporation). Such certificate(s) shall be accompanied by a written notice to the Corporation at said office stating that such holder elects to convert all or a specified number of Common Stock represented by such certificate(s) in accordance with this paragraph (d)(5)(C) and stating the name(s) in which such holder desires the certificate(s) representing the stock to be issued. Such written notice shall also state the name(s) of the person(s) making the offer entitling such holder to convert such Common Stock. The Corporation will, as soon as practicable after deposit of the certificate(s) for the class of Common Stock to be converted, accompanied by the written notice and the statements prescribed above, issue and deliver at the office of said transfer agent (or other place as provided above) to the person for whose account such Common Stock was so surrendered, or to such person’s nominee or nominees, a certificate or certificates for the number of shares of such other class of Common Stock to which such holder shall be entitled as aforesaid.
Any certificate of Common Stock issued in connection with a conversion pursuant to this paragraph (d)(5)(C) shall bear a legend substantially to the effect of the last sentence of the first subparagraph of this paragraph (d)(5)(C) until such certificate shall be transferred to the person(s) making the offer entitling a holder of Common Stock to convert such Common Stock pursuant to this paragraph (d)(5)(C), or the nominee or nominees of such person(s).
Any conversion pursuant to this paragraph (d)(5)(C) shall be deemed to have been made as of the date of surrender of the Common Stock to be converted; and the person or persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock on such date.
(D) The Corporation will pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of one class of Common Stock on the conversion of shares of the other class of Common Stock pursuant to this paragraph (d)(5); provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any registration of transfer involved in the issue or delivery of shares of one class of Common Stock in a name other than that of the registered holder of the other class of Common Stock converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

(E) Concurrently with any conversion of one class of Common Stock into the other class of Common Stock effected pursuant to paragraphs (d)(5)(A) and (B) above and, in the case of a conversion pursuant to paragraph (d)(5)(C) above, concurrently with the purchase of shares so converted, each share of a class of Common Stock that is converted (i) shall be retired and canceled and shall not be reissued and (ii) shall proportionally decrease the number of shares of Common Stock of such class designated hereby. The Secretary of the Corporation shall be, and hereby is, authorized and directed to file with the Secretary of State of the State of Delaware one or more Certificates of Decrease of Designated Shares to record any such decrease in designated shares of Common Stock. No undesignated shares of Common Stock shall be designated shares of Class B Common Stock following an automatic conversion of shares of Class B Common Stock pursuant to paragraph (d) (5) (B) above.
(F) Immediately upon the effectiveness of this Amended and Restated Certificate of Incorporation each share of common stock of the Corporation, par value $.10 per share, that is issued and outstanding immediately prior to such effectiveness, shall be changed into and reclassified as 43,000 shares of Class B Common Stock.
NOTE: Effective May 19, 1998, 40,484,545 shares of Class B Common Stock were converted into a like number of shares of Class A Common Stock. Effective June 1, 1998, 3,115,455 shares of Class B Common Stock were converted into a like number of shares of Class A Common Stock. As a result, in accordance with the provisions of paragraph (d)(5)(E) of Section 2 of ARTICLE FOURTH of the Corporation’s Amended and Restated Certificate of Incorporation, an aggregate of 43,600,000 shares of Class B Common Stock were retired and cancelled and the number of shares designated as shares of Class B Common Stock was decreased to 106,400,000. In addition, the total number of shares of stock which the Corporation shall have the authority to issue was decreased to 271,400,000, consisting of 256,400,000 shares of Common Stock, $0.01 par value, and 15,000,000 shares of Preferred Stock, $0.01 par value. On July 30, 1999, the Corporation filed a “Certificate of Decrease of Shares Designated as Class B Common Stock” with the Delaware Secretary of State in order to evidence the foregoing.
Section 3. Preferred Stock.
(a) Series and Limits of Variations between Series. Any unissued or treasury shares of the Preferred Stock may be issued from time to time in one or more series for such consideration as may be fixed from time to time by the Board of Directors and each share of a series shall be identical in all respects with the other shares of such series, except that, if the dividends thereon are cumulative, the date from which they shall be cumulative may differ. Before any shares of Preferred Stock of any particular series shall be issued, a certificate shall be filed with the Secretary of State of Delaware setting forth the designation, rights, privileges, restrictions, and conditions to be attached to the Preferred Stock of such series and such other matters as may be required, and the Board of Directors shall fix and determine, and is hereby expressly empowered to fix and determine, in the manner provided by law, the particulars of the shares of such series (so far as not inconsistent with the provisions of this ARTICLE FOURTH applicable to all series of Preferred Stock), including, but not limited to, the following:
(1) the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

(2) the annual rate of dividends payable on shares of such series, the conditions upon which such dividends shall be payable and the date from which dividends shall be cumulative in the event the Board of Directors determines that dividends shall be cumulative;
(3) whether such series shall have voting rights, in addition to the voting rights provided by law and, if so, the terms of such voting rights;
(4) whether such series shall have conversion privileges and, if so, the terms and conditions of such conversion, including, but not limited to, provision for adjustment of the conversion rate upon such events and in such manner as the Board of Directors shall determine;
(5) whether or not the shares of such series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;
(6) whether such series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund;
(7) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and
(8) any other relative rights, preferences and limitations of such series.
Section 4. No Preemptive Rights. Except as otherwise set forth above in this ARTICLE FOURTH, no holder of shares of this Corporation of any class shall be entitled, as such, as a matter of right, to subscribe for or purchase shares of any class now or hereafter authorized, or to purchase or subscribe for securities convertible into or exchangeable for shares of the Corporation or to which there shall be attached or appertain any warrants or rights entitling the holders thereof to purchase or subscribe for shares.

NOTE: Pursuant to the authority conferred upon the Board of Directors of the Corporation, the Board of Directors on July 16, 1998, adopted resolutions creating a series of Preferred Stock in the amount and having the designation, voting powers, preferences and relative, participating, optional and other special rights, qualifications, limitations and restrictions thereof which were evidenced in the “Certificate of Designation of Series A Participating Cumulative Preferred Stock of Abercrombie & Fitch Co.” filed by the Corporation with the Delaware Secretary of State on July 21, 1998. The terms of the Certificate of Designation of Series A Participating Cumulative Preferred Stock follow:
Section 1. Designation and Number of Shares. The shares of such series shall be designated as “Series A Participating Cumulative Preferred Stock” (the “Series A Preferred Stock”), and the number of shares constituting such series shall be 100,000. Such number of shares of the Series A Preferred Stock may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares issuable upon exercise or conversion of outstanding rights, options or other securities issued by the Corporation.
Section 2. Dividends and Distributions.
(a) The holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the third Monday of February, May, August and November of each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of any share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $1.00 and (ii) subject to the provision for adjustment hereinafter set forth, 1000 times the aggregate per share amount of all cash dividends or other distributions and 1000 times the aggregate per share amount of all non-cash dividends or other distributions (other than (A) a dividend payable in shares of Class A Common Stock, par value $0.01 per share, of the Corporation (the “Common Stock”) or (B) a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise)), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. If the Corporation shall at any time after July 16, 1998 (the “Rights Declaration Date”) pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause 2(a)(ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
(b) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph 2(a) above immediately after it declares a dividend or distribution on the Common Stock (other than as described in clauses 2(a)(ii)(A) and 2(a)(ii)(B) above); provided that if no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date (or, with respect to the first Quarterly Dividend Payment Date, the period between the first issuance of any share or fraction of a share of Series A Preferred Stock and such first Quarterly Dividend Payment Date), a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is on or before the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue and be cumulative from the date of issue of such shares, or unless the date of issue is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and on or before such Quarterly Dividend Payment Date, in which case dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall not be more than 60 days prior to the date fixed for the payment thereof.
Section 3. Voting Rights. In addition to any other voting rights required by law, the holders of shares of Series A Preferred Stock shall have the following voting rights:
(a) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1000 votes on all matters submitted to a vote of stockholders of the Corporation. If the Corporation shall at any time after the Rights Declaration Date pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
(b) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as a single class on all matters submitted to a vote of stockholders of the Corporation.
(c) (i) If at any time dividends on any Series A Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a “default period”) which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock and any other series of Preferred Stock then entitled as a class to elect directors, voting together as a single class, irrespective of series, shall have the right to elect two Directors.

(ii) During any default period, such voting right of the holders of Series A Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph 3(c)(iii) hereof or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of 10% in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of holders of Common Stock shall not affect the exercise by holders of Preferred Stock of such voting right. At any meeting at which holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two Directors or, if such right is exercised at an annual meeting, to elect two Directors. If the number which may be so elected at any special meeting does not amount to the required number, the size of the Board of Directors will be automatically increased without any action on the part of the holders of Preferred Stock as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Preferred Stock.
(iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of special meeting of holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph 3(c)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding, irrespective of series. Notwithstanding the provisions of this paragraph 3(c)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of stockholders.
(iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph 3(c)(ii) hereof) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph 3(c) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

(v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the certificate of incorporation or bylaws irrespective of any increase made pursuant to the provisions of paragraph 3(c)(ii) hereof (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or bylaws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.
(d) The Certificate of Incorporation of the Corporation shall not be amended in any manner (whether by merger or otherwise) so as to adversely affect the powers, preferences or special rights of the Series A Preferred Stock without the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting separately as a class.
(e) Except as otherwise provided herein, holders of Series A Preferred Stock shall have no special voting rights, and their consent shall not be required for taking any corporate action.
Section 4. Certain Restrictions.
(a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding shares of Series A Preferred Stock shall have been paid in full, the Corporation shall not:
(i) declare or pay dividends on, or make any other distributions on, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;
(ii) declare or pay dividends on, or make any other distributions on, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such other parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;
(iii) redeem, purchase or otherwise acquire for value any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock; provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

(iv) redeem, purchase or otherwise acquire for value any shares of Series A Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Series A Preferred Stock and all such other parity stock upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.
(b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for value any shares of stock of the Corporation unless the Corporation could, under paragraph 4(a), purchase or otherwise acquire such shares at such time and in such manner.
Section 5. Reacquired Shares. Any shares of Series A Preferred Stock redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock without designation as to series and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors as permitted by the Certificate of Incorporation or as otherwise permitted under Delaware Law.
Section 6. Liquidation, Dissolution and Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $1.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment; provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate amount to be distributed per share to holders of Common Stock, or (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such other parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. If the Corporation shall at any time after the Rights Declaration Date pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. Consolidation, Merger, Etc.. If the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged for or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate amount of stock, securities, cash or any other property, as the case may be, into which or for which each share of Common Stock is changed or exchanged if the Corporation shall at any time after the Rights Declaration Date pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
Section 8. No Redemption. The Series A Preferred Stock shall not be redeemable.
Section 9. Rank. The Series A Preferred Stock shall rank junior (as to dividends and upon liquidation, dissolution and winding up) to all other series of the Corporation’s preferred stock except any series that specifically provides that such series shall rank junior to the Series A Preferred Stock.
Section 10. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.
FIFTH.
Section 1. Amendment of Bylaws by Directors. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the bylaws of the Corporation.
Section 2. Amendment of Bylaws by the Stockholders. The bylaws shall not be made, repealed, altered, amended or rescinded by the stockholders of the Corporation except by the vote of not less than 75 percent of the outstanding shares of the Corporation entitled to vote thereon. Any amendment to the Certificate of Incorporation which shall contravene any bylaw in existence on the record date of the stockholders meeting at which such amendment is to be voted upon by the stockholders shall require the vote of not less than 75 percent of the outstanding shares entitled to vote thereon.

SIXTH.
Section 1. Election of Directors. Subject to the special right of the holders of any class or series of Preferred Stock, voting separately as a class, to elect one or more directors of the Corporation:
(a) From the effective date of this Certificate of Amendment until the election of directors at the 2012 annual meeting of stockholders, pursuant to Section 141(d) of Delaware Law, the Board of Directors shall be divided into three classes of directors, Class A, Class B and Class C (each Class is nearly equal in number as possible), with the directors in Class A having a term expiring at the 2012 annual meeting of stockholders, the directors in Class B having a term expiring at the 2013 annual meeting of stockholders and the directors in Class C having a term expiring at the 2014 annual meeting of stockholders.
(b) Commencing with the election of the directors at the 2012 annual meeting of stockholders, pursuant to Section 141(d) of Delaware Law, the Board of Directors shall be divided into two classes of directors, Class B and Class C, with the directors in Class B having a term that expires at the 2013 annual meeting of stockholders and the directors in Class C having a term that expires at the 2014 annual meeting of stockholders. The successors of the directors who, immediately prior to the 2012 annual meeting of stockholders, were members of Class A (and whose terms expire at the 2012 annual meeting of stockholders) shall be elected to Class B; the Class B directors who, immediately prior to the 2012 annual meeting of stockholders, were members of Class B and whose terms were scheduled to expire at the 2013 annual meeting of stockholders shall be assigned by the Board of Directors to Class B for a term expiring at the 2013 annual meeting of stockholders; and the directors who, immediately prior to the 2012 annual meeting of stockholders, were members of Class C and whose terms were scheduled to expire at the 2014 annual meeting of stockholders shall be assigned by the Board of Directors to Class C for a term expiring at the 2014 annual meeting of stockholders.
(c) Commencing with the election of the directors at the 2013 annual meeting of stockholders, pursuant to Section 141(d) of Delaware Law, the Board shall be divided into one class of directors, Class C, with the directors in Class C having a term that expires at the 2014 annual meeting of stockholders. The successors of directors who, immediately prior to the 2013 annual meeting of stockholders, were members of Class B (and whose terms expire at the 2013 annual meeting of stockholders) shall be elected to Class C for a term that expires at the 2014 annual meeting of stockholders, and the directors who, immediately prior to the 2013 annual meeting of stockholders, were members of Class C and whose terms were scheduled to expire at the 2014 annual meeting of stockholders shall be assigned by the Board of Directors to Class C for a term expiring at the 2014 annual meeting of stockholders.
(d) Until the 2014 annual meeting of stockholders, the Board of Directors shall remain classified as provided in Section 141(d) of Delaware Law. Commencing with the election of directors at the 2014 annual meeting of stockholders, the Board of Directors shall cease to be classified and the directors elected at the 2014 annual meeting of stockholders (and each annual meeting of stockholders thereafter) shall be elected for a term expiring at the next annual meeting of stockholders.

Each director elected at any annual meeting of stockholders shall hold office until such director’s successor shall have been elected and qualified, subject to prior death, resignation or removal.
[NOTE: Section 1 of ARTICLE SIXTH was amended by the stockholders of the Corporation on June 16, 2011, as evidenced by the “Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Abercrombie & Fitch Co.” filed by the Corporation with the Delaware Secretary of State on June 16, 2011.]
Section 2. Election by Holders of Preferred Stock. During any period when the holders of any Preferred Stock or any one or more series thereof, voting as a class, shall be entitled to elect a specified number of directors, by reason of dividend arrearages or other provisions giving them the right to do so, then and during such time as such right continues (i) the then otherwise authorized number of directors shall be increased by such specified number of directors, and the holders of such Preferred Stock or such series thereof, voting as a class, shall be entitled to elect the additional directors so provided for, pursuant to the provisions of such Preferred Stock or series; (ii) each such additional director shall serve for such term, and have such voting powers, as shall be stated in the provisions pertaining to such Preferred Stock or series; and (iii) whenever the holders of any such Preferred Stock or series thereof are divested of such rights to elect a specified number of directors, voting as a class, pursuant to the provisions of such Preferred Stock or series, the terms of office of all directors elected by the holders of such Preferred Stock or series, voting as a class pursuant to such provisions or elected to fill any vacancies resulting from the death, resignation or removal of directors so elected by the holders of such Preferred Stock or series, shall forthwith terminate and the authorized number of directors shall be reduced accordingly.
Section 3. Ballots. Elections of directors at an annual or special meeting of stockholders need not be by written ballot unless the bylaws of the Corporation shall provide otherwise.
Section 4. Elimination of Certain Personal Liability of Directors. A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of any fiduciary duty as a director to the fullest extent permitted by Delaware Law.
SEVENTH. After the issuance of more than 1,000 shares of Common Stock of the Corporation, no action shall be taken by the stockholders except at an annual or special meeting of stockholders.
EIGHTH. The Board of Directors of the Corporation, when evaluating any offer of another party to (1) make a tender or exchange offer for any equity security of the Corporation, (2) merge or consolidate the Corporation with another corporation, or (3) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, shall in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its stockholders, give due consideration to all relevant factors, including without limitation the social and economic effects on the employees, customers, suppliers and other constituents of the Corporation and its subsidiaries and on the communities in which the Corporation and its subsidiaries operate or are located.

NINTH. For so long as the Board of Directors of the Corporation is classified, any director may be removed at any annual meeting of stockholders or any special meeting of stockholders upon the affirmative vote of not less than 75 percent of the outstanding shares of voting stock of the Corporation at that time entitled to vote thereon; provided, however, that such director may be removed only for cause and shall receive a copy of the charges against such director, delivered to such director personally or by mail at such director’s last known address at least 10 days prior to the date of the stockholders’ meeting; provided further, that directors who shall have been elected by the holders of a series or class of Preferred Stock, voting separately as a class, shall be removed only pursuant to the provisions establishing the rights of such series or class to elect such directors. At such time as the Board of Directors shall cease to be classified, directors may be removed in the manner provided under Delaware Law.
[NOTE: ARTICLE NINTH was amended by the stockholders of the Corporation on June 16, 2011, as evidenced by the “Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Abercrombie & Fitch Co.” filed by the Corporation with the Delaware Secretary of State on June 16, 2011.]
TENTH.
Section 1. Amendment of Certain Articles. The provisions set forth in this ARTICLE TENTH and in ARTICLES FIFTH, SIXTH, Section 1, SEVENTH, EIGHTH, NINTH, ELEVENTH, TWELFTH and THIRTEENTH may not be amended, altered, changed, or repealed in any respect unless such amendment, alteration, change or repealing is approved by the affirmative vote of not less than 75 percent of the outstanding shares of the Corporation entitled to vote thereon; provided that with respect to any proposed amendment, alteration or change to this Amended and Restated Certificate of Incorporation, or repealing of any provision of this Amended and Restated Certificate of Incorporation, which would amend, alter or change the powers, preferences or special rights of the shares of Class A Common Stock or Class B Common Stock so as to affect them adversely, the affirmative vote of not less than 75 percent of the outstanding shares affected by the proposed amendment, voting as a separate class, shall be required in addition to the vote otherwise required pursuant to this ARTICLE TENTH; and provided, further, that with respect to any amendment, alteration or change to, or repealing of, any provision of ARTICLE ELEVENTH, the affirmative vote of not less than 75 percent of the outstanding shares of the Corporation entitled to vote thereon, other than shares held by the Interested Person (if any) seeking or proposing to effect any transaction involving the Corporation or any subsidiary of the Corporation, shall be required in addition to the vote otherwise required pursuant to this ARTICLE TENTH.
Section 2. Amendment Generally. Subject to the provisions of Section 1 of this ARTICLE TENTH, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

ELEVENTH.
Section 1. Vote Required for Certain Business Combinations. The affirmative vote of not less than 75 percent of the outstanding shares of “Voting Stock” (as hereinafter defined) held by stockholders other than the “Interested Person” (as hereinafter defined) seeking to effect a “Business Combination” (as hereinafter defined) shall be required for the approval or authorization of any Business Combination with any Interested Person; provided that the provisions of this ARTICLE ELEVENTH shall not apply to any Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or otherwise, if such Business Combination shall have been approved by a majority (whether such approval is made prior or subsequent to the acquisition of Beneficial Ownership of the Voting Stock that caused the Interested Person to become an Interested Person) of the Continuing Directors (as hereinafter defined).
Section 2. Definitions. Certain words and terms as used in this ARTICLE ELEVENTH shall have the meanings given to them by the definitions and descriptions in this Section.
(a) Business Combination. The term “Business Combination” shall mean (a) any merger or consolidation of the Corporation or a subsidiary of the Corporation with or into an Interested Person, (b) any sale, lease, exchange, transfer or other disposition, including without limitation, a mortgage or any other security device, of all or any “Substantial Part” (as hereinafter defined) of the assets either of the Corporation (including without limitation, any voting securities of a subsidiary) or of a subsidiary of the Corporation to an Interested Person, (c) any merger or consolidation of an Interested Person with or into the Corporation or a subsidiary of the Corporation, (d) any sale, lease, exchange, transfer or other disposition, including without limitation, a mortgage or other security device, of all or any Substantial Part of the assets of an Interested Person to the Corporation or a subsidiary of the Corporation, (e) the issuance or transfer by the Corporation or any subsidiary of the Corporation of any securities of the Corporation or a subsidiary of the Corporation to an Interested Person, (f) any reclassification of securities, recapitalization or other comparable transaction involving the Corporation that would have the effect of increasing the voting power of any Interested Person with respect to Voting Stock of the Corporation, and (g) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.
(b) Interested Person. The term “Interested Person” shall mean and include any individual, corporation, partnership or other person or entity which, together with its “Affiliates” and “Associates” (as defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect at the date of the adoption of this ARTICLE ELEVENTH by the stockholders of the Corporation), “Beneficially Owns” (as defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect at the date of the adoption of this ARTICLE ELEVENTH by the stockholders of the Corporation) in the aggregate five percent or more of the outstanding Voting Stock of the Corporation, and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity. Without limitation, any share of Voting Stock of the Corporation that any Interested Person has the right to acquire at any time (notwithstanding that Rule 13d-3 deems such shares to be beneficially owned only if such right may be exercised within 60 days) pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed to be Beneficially Owned by the Interested Person and to be outstanding for purposes of this definition. An Interested Person shall be deemed to have acquired a share of the Voting Stock of the Corporation at the time when such Interested Person became the Beneficial Owner thereof.

(c) Voting Stock. The term “Voting Stock” shall mean all of the outstanding shares of Common Stock of the Corporation and any outstanding shares of Preferred Stock entitled to vote on each matter on which the holders of record of Common Stock shall be entitled to vote, and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by such shares.
(d) Substantial Part. The term “Substantial Part” shall mean more than 20 percent of the fair market value as determined by two-thirds of the Continuing Directors of the total consolidated assets of the Corporation and its subsidiaries taken as a whole as of the end of its most recent fiscal year ended prior to the time the determination is being made.
(e) Continuing Director. The term “Continuing Director” shall mean a Director who was a member of the Board of Directors of the Corporation immediately prior to the time that the Interested Person involved in a Business Combination became an Interested Person, or a Director who was elected or appointed to fill a vacancy after the date the Interested Person became an Interested Person by a majority of the then-current Continuing Directors; provided, that with respect to The Limited, the term “Continuing Director” shall mean a Director who was a member of the Board of Directors of the Corporation immediately following the consummation of the initial public offering of the Corporation’s Class A Common Stock in a transaction registered under the Securities Act of 1933, as amended (the “IPO”), or a Director who was elected or appointed to fill a vacancy after the IPO by a majority of the then-current Continuing Directors.
TWELFTH.
Section 1. In anticipation that the Corporation will cease to be a wholly owned subsidiary of The Limited, but that The Limited will remain a stockholder of the Corporation, and in anticipation that the Corporation and The Limited may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of (i) the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with The Limited (including service of officers and directors of The Limited as officers and directors of the Corporation) and (ii) the difficulties attendant to any director, who desires and endeavors fully to satisfy such director’s fiduciary duties, in determining the full scope of such duties in any particular situation, the provisions of this ARTICLE TWELFTH are set forth to regulate, define and guide the conduct of certain affairs of the Corporation as they may involve The Limited and its officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.

Section 2. Except as The Limited may otherwise agree in writing,
(a) The Limited shall not have a duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation, and
(b) neither The Limited nor any officer or director thereof shall be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of any such activities of The Limited or of such person’s participation therein.
In the event that The Limited acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both The Limited and the Corporation, The Limited shall have no duty to communicate or offer such corporate opportunity to the Corporation and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation or controlling person of a stockholder by reason of the fact that The Limited pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or entity, or does not communicate information regarding, or offer, such corporate opportunity to the Corporation.
Section 3. In the event that a director, officer or employee of the Corporation who is also a director, officer or employee of The Limited acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Corporation and The Limited (whether such potential transaction or matter is proposed by a third-party or is conceived of by such director, officer or employee of the Corporation), such director, officer or employee shall be entitled to offer such corporate opportunity to the Corporation or The Limited as such director, officer or employee deems appropriate under the circumstances in his sole discretion, and no such director, officer or employee shall be liable to the Corporation or its stockholders for breach of any fiduciary duty or duty of loyalty or failure to act in (or not opposed to) the best interests of the Corporation or the derivation of any improper personal benefit by reason of the fact that (i) such director, officer or employee offered such corporate opportunity to The Limited (rather than the Corporation) or did not communicate information regarding such corporate opportunity to the Corporation or (ii) The Limited pursues or acquires such corporate opportunity for itself or directs such corporate opportunity to another person or does not communicate information regarding such corporate opportunity to the Corporation.
Section 4. Any person or entity purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this ARTICLE TWELFTH.
Section 5. For purposes of this ARTICLE TWELFTH and ARTICLE THIRTEENTH only, (i) the term “Corporation” shall mean the Corporation and all corporations, partnerships, joint ventures, associations and other entities in which the Corporation beneficially owns (directly or indirectly) fifty percent or more of the outstanding voting stock, voting power or similar voting interests, and (ii) the term “The Limited” shall mean The Limited and all corporations, partnerships, joint ventures, associations and other entities (other than the Corporation, defined in accordance with clause (i) of this Section 5) in which The Limited beneficially owns (directly or indirectly) fifty percent or more of the outstanding voting stock, voting power or similar voting interests.

Section 6. Notwithstanding anything in this Certificate of Incorporation to the contrary, the foregoing provisions of this ARTICLE TWELFTH shall expire on the date that The Limited ceases to own beneficially Common Stock representing at least 20% of the number of outstanding shares of Common Stock of the Corporation and no person who is a director or officer of the Corporation is also a director or officer of The Limited. Neither the alteration, amendment, change or repeal of any provision of this ARTICLE TWELFTH nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with any provision of this ARTICLE TWELFTH shall eliminate or reduce the effect of this ARTICLE TWELFTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this ARTICLE TWELFTH, would accrue or arise, prior to such alteration, amendment, repeal or adoption.
Section 7. The provisions of this ARTICLE TWELFTH are in addition to the provisions of ARTICLE SIXTH, Section 5, and ARTICLE THIRTEENTH.
THIRTEENTH.
Section 1. No contract, agreement, arrangement or transaction (or any amendment, modification or termination thereof) between the Corporation and The Limited or any Related Entity (as defined below) or between the Corporation and one or more of the directors or officers of the Corporation, The Limited or any Related Entity, shall be void or voidable solely for the reason that The Limited, any Related Entity or any one or more of the officers or directors of the Corporation, The Limited or any Related Entity are parties thereto, or solely because any such directors or officers are present at or participate in the meeting of the Board of Directors or committee thereof which authorizes the contract, agreement, arrangement, transaction, amendment, modification or termination or solely because his or their votes are counted for such purpose, but any such contract, agreement, arrangement or transaction (or any amendment, modification or termination thereof) shall be governed by the provisions of this Amended and Restated Certificate of Incorporation, the Corporation’s Bylaws, Delaware Law and other applicable law. For purposes of this ARTICLE THIRTEENTH, (i) the term “Related Entities” means one or more directors of this Corporation, or one or more corporations, partnerships, associations or other organizations in which one or more of its directors have a direct or indirect financial interest and (ii) the terms the “Corporation” and “The Limited” have the meanings set forth in ARTICLE TWELFTH, Section 5.
Section 2. Directors of the Corporation who are also directors or officers of The Limited or any Related Entity may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes or approves any such contract, agreement, arrangement or transaction (or amendment, modification or termination thereof). Outstanding shares of Common Stock owned by The Limited and any Related Entities may be counted in determining the presence of a quorum at a meeting of stockholders that authorizes or approves any such contract, agreement, arrangement or transaction (or amendment, modification or termination thereof).

Section 3. Neither The Limited nor any officer or director thereof or Related Entity shall be liable to the Corporation or its stockholders for breach of any fiduciary duty or duty of loyalty or failure to act in (or not opposed to) the best interests of the Corporation or the derivation of any improper personal benefit by reason of the fact that The Limited or an officer or director thereof or such Related Entity in good faith takes any action or exercises any rights or gives or withholds any consent in connection with any agreement or contract between The Limited or such Related Entity and the Corporation. No vote cast or other action taken by any person who is an officer, director or other representative of The Limited or such Related Entity, which vote is cast or action is taken by such person in his capacity as a director of this Corporation, shall constitute an action of or the exercise of a right by or a consent of The Limited or such Related Entity for the purpose of any such agreement or contract.
Section 4. Any person or entity purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this ARTICLE THIRTEENTH.
Section 5. For purposes of this ARTICLE THIRTEENTH, any contract, agreement, arrangement or transaction with any corporation, partnership, joint venture, association or other entity in which the Corporation beneficially owns (directly or indirectly) fifty percent or more of the outstanding voting stock, voting power or similar voting interests, or with any officer or director thereof, shall be deemed to be a contract, agreement, arrangement or transaction with the Corporation.
Section 6. Neither the alteration, amendment, change or repeal of any provision of this ARTICLE THIRTEENTH nor the adoption of any provision inconsistent with any provision of this ARTICLE THIRTEENTH shall eliminate or reduce the effect of this ARTICLE THIRTEENTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this ARTICLE THIRTEENTH, would accrue or arise, prior to such alteration, amendment, change, repeal or adoption.
Section 7. The provisions of this ARTICLE THIRTEENTH are in addition to the provisions of ARTICLE SIXTH, Section 5, and ARTICLE TWELFTH.

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